EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

LOS ANGELES, Feb. 13, 2020 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2019.

Therese Tucker, Founder and CEO, commented, “In the fourth quarter, we continued to see healthy global demand from companies investing in digital transformation resulting in a strong close to the year.  I am incredibly pleased with our consistent execution and with what we were able to accomplish in 2019 to drive growth, scale the business, and maintain a strong leadership position.  Looking ahead, we will remain focused on our customers’ success and executing on our multi-year strategy to drive sustainable growth.”

Fourth Quarter 2019 Financial Highlights

  Total GAAP revenues of $80.3 million for the fourth quarter of 2019, an increase of 29% compared to the fourth quarter of 2018.
  GAAP net loss attributable to BlackLine of $9.2 million, or $0.16 per share, on 55.8 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $8.0 million, or $0.14 per share, on 59.2 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $1.1 million in the fourth quarter of 2018.

Full Year 2019 Financial Highlights

  Total GAAP revenues of $289.0 million, an increase of 27% compared to 2018.
  GAAP net loss attributable to BlackLine of $32.5 million, or $0.59 per share, on 55.3 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $22.0 million, or $0.37 per share, on 58.7 million diluted weighted average shares outstanding.
  Operating cash flow of $29.7 million, compared to $16.1 million in 2018.
  Free cash flow of $19.6 million, compared to $4.2 million in 2018.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 153 net new customers in the fourth quarter for a total of 3,024 customers at December 31, 2019.
  Expanded the company’s user base to 267,621 at December 31, 2019.
  Achieved a dollar-based net revenue retention rate of 110% at December 31, 2019.
  Rated highest in the Large and Global Organizations use cases in the 2019 Gartner Critical Capabilities for Cloud Financial Close Solutions report.
  Announced three SAP-Certified Integrations with SAP S/4HANA® 1909.
  Ranked on Deloitte’s Fast 500TM list of the fastest-growing tech companies in North America for the tenth year in a row.
  BlackLine CEO, Therese Tucker, recognized as Entrepreneur of the Year at the Stevie Awards for Women in Business.

Financial Outlook

First Quarter 2020

  Total GAAP revenue is expected to be in the range of $80 million to $81 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $2.5 million to $3.5 million, or $0.04 to $0.06 per share on 59.8 million diluted weighted average shares outstanding.

Full Year 2020

  Total GAAP revenue is expected to be in the range of $347 million to $352 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $27 million to $29 million, or $0.45 to $0.48 per share on 60.6 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs, legal settlement gains, the change in fair value of contingent consideration, costs incurred with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Reconciliations of non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and net income  attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m. Pacific time on Thursday, February 13, 2020. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 5677719. A telephonic replay will be available through Thursday, February 20, 2020 at (855) 859-2056 or (404) 537-3406, passcode 5677719. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine
Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions for financial close management, accounting automation, and intercompany governance, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 3,000 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer and recognized Leader in Gartner’s 2019 Magic Quadrant for Cloud Financial Close Solutions. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full fiscal year 2020, our expectations for our business in 2020 and our ability to execute on our long-term plans and key initiatives, expectations regarding user count, free cash flow, revenue mix, gross margin, operating expenses, capital expenditures, and investments in teams and infrastructure, the impact of seasonality on the company’s financial results, expectations regarding our SAP relationship, quarterly fluctuations, market opportunity, competitive position, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels, sales strategy and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 7, 2019. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  All of the information in this press release is subject to completion of year-end financial reporting processes, reviews and audit.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 13, 2020 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Subscription Gross Margin.  Non-GAAP subscription gross margin is defined as non-GAAP subscription gross profit divided by GAAP subscription revenues. BlackLine believes that presenting non-GAAP subscription gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of subscription gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, legal settlement gains, the change in fair value of contingent consideration, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, legal settlement gains, the change in fair value of contingent consideration, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs from our convertibles notes, legal settlement gains,  the change in the fair value of contingent consideration, costs incurred in connection with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 13, 2020 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of December 31, 2019.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing.  For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$120,232	$46,181
Marketable securities	487,515	86,396
Accounts receivable, net of allowance	102,829	74,902
Prepaid expenses and other current assets	12,830	14,042
Total current assets	723,406	221,521
Capitalized software development costs, net	10,032	9,023
Property and equipment, net	13,024	13,536
Intangible assets, net	17,520	27,785
Goodwill	185,138	185,138
Operating lease right-of-use assets	12,549	—
Other assets	52,883	36,478
Total assets	$1,014,552	$493,481

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$7,401	$3,442
Accrued expenses and other current liabilities	30,098	24,479
Deferred revenue	162,552	129,074
Short-term portion of operating lease liabilities	4,938	—
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	206,997	159,003
Operating lease liabilities	10,606	—
Convertible senior notes, net	384,343	—
Contingent consideration	4,354	4,308
Deferred tax liabilities	4,571	3,257
Deferred revenue, noncurrent	163	277
Other long-term liabilities	—	2,982
Total liabilities	611,034	169,827

Redeemable non-controlling interest	4,905	4,387

Stockholders' equity:
Common stock	559	547
Additional paid-in capital	561,275	451,571
Accumulated other comprehensive income	377	45
Accumulated deficit	(163,598)	(132,896)
Total stockholders' equity	398,613	319,267

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,014,552	$493,481

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Subscription and support	$74,796	$59,564	$272,447	$217,406
Professional services	5,462	2,752	16,529	10,382
Total revenues	80,258	62,316	288,976	227,788
Cost of revenues
Subscription and support	10,859	11,380	44,968	41,428
Professional services	4,262	2,505	14,007	9,446
Total cost of revenues	15,121	13,885	58,975	50,874
Gross profit	65,137	48,431	230,001	176,914
Operating expenses
Sales and marketing	43,949	35,722	158,837	128,808
Research and development	10,312	8,753	43,006	30,754
General and administrative	15,613	12,380	56,057	47,188
Total operating expenses	69,874	56,855	257,900	206,750
Loss from operations	(4,737)	(8,424)	(27,899)	(29,836)
Other income (expense)
Interest income	2,538	662	6,128	2,136
Interest expense	(5,644)	—	(8,650)	(4)
Other income (expense), net	(3,106)	662	(2,522)	2,132
Loss before income taxes	(7,843)	(7,762)	(30,421)	(27,704)
Provision for income taxes (a)	869	443	1,725	1,072
Net loss	(8,712)	(8,205)	(32,146)	(28,776)
Net loss and adjustment attributable to redeemable non-controlling interest	474	(62)	389	(62)
Net loss attributable to BlackLine, Inc.	$(9,186)	$(8,143)	$(32,535)	$(28,714)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share	$(0.16)	$(0.15)	$(0.59)	$(0.53)
Shares used to calculate basic net loss per share	55,781	54,659	55,320	53,912
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share	$(0.16)	$(0.15)	$(0.59)	$(0.53)
Shares used to calculate diluted net loss per share	55,781	54,659	55,320	53,912

(a) During the fourth quarter the Company identified prior period errors related to its provision for income taxes that were calculated in connection with the adoption of ASC 606, Revenue from Contracts and Customers. Although management has concluded that such errors were immaterial to the previously issued financial statements, the Company is revising its 2018 and 2017 annual financial statements, and related interim periods, as well as its 2019 unaudited quarterly financial statements. The 2018 consolidated financial information included herein has also been revised to reflect an increase in tax expense and a corresponding decrease in net income of $0.4 million and $0.9 million for the quarter and year ended December 31, 2018. In addition, the Company has revised its non-GAAP net income and earnings per share included herein for the quarter and year ended December 31, 2018. The consolidated financial information included herein for the year ended December 31, 2019 includes a $0.3 million increase in income tax expense and corresponding decrease in net income which was revised in the nine-month period ended September 30, 2019. Additional information will be included in the Company’s future filing of its 2019 Form 10-K.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(9,186)	$(8,143)	$(32,535)	$(28,714)
Net loss and adjustment attributable to redeemable non-controlling interest	474	(62)	389	(62)
Net loss	(8,712)	(8,205)	(32,146)	(28,776)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,471	5,569	21,274	22,336
Change in fair value of contingent consideration	(267)	163	46	450
Amortization of debt discount and issuance costs	5,487	—	8,410	—
Stock-based compensation	9,447	6,188	34,052	20,895
Noncash lease expense	1,336	—	5,013	—
Accretion of purchase discounts on marketable securities, net	(1,288)	(326)	(2,161)	(928)
Net foreign currency (gains) losses	(73)	86	65	420
Deferred income taxes	577	157	1,314	213
Provision for (benefit from) doubtful accounts receivable	—	(65)	157	(84)
Changes in operating assets and liabilities
Accounts receivable	(20,507)	(11,472)	(27,962)	(13,207)
Prepaid expenses and other current assets	(1,905)	1,943	1,224	(449)
Other assets	(6,782)	(4,458)	(16,429)	(9,475)
Accounts payable	4,835	393	3,244	(4,008)
Accrued expenses and other current liabilities	4,745	4,249	5,789	4,191
Deferred revenue	18,393	10,774	33,364	24,699
Operating lease liabilities	(1,533)	—	(5,530)	—
Other long-term liabilities	—	(173)	—	(137)
Net cash provided by operating activities	8,224	4,823	29,724	16,140

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(472,416)	(18,906)	(565,675)	(122,530)
Proceeds from maturities of marketable securities	54,500	19,554	149,638	111,394
Proceeds from sales of marketable securities	—	—	17,279	7,118
Capitalized software development costs	(1,309)	(1,035)	(5,060)	(5,675)
Purchases of property and equipment	(1,171)	(1,696)	(4,632)	(6,284)
Net cash used in investing activities	(420,396)	(2,083)	(408,450)	(15,977)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investment from redeemable non-controlling interest	—	4,317	—	4,317
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	487,163	—
Purchase of capped calls related to convertible senior notes	—	—	(46,150)	—
Proceeds from exercises of stock options	2,200	484	10,571	14,004
Proceeds from employee stock purchase plan	2,743	—	5,295	—
Acquisition of common stock for tax withholding obligations	(568)	(31)	(3,940)	(3,356)
Principal payments on capital lease obligations	—	—	—	(443)
Financed purchases of property and equipment	(113)	—	(427)	—
Net cash provided by financing activities	4,262	4,770	452,512	14,522

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(47)	266	261	266
Net increase (decrease) in cash, cash equivalents, and restricted cash	(407,957)	7,776	74,047	14,951
Cash, cash equivalents, and restricted cash, beginning of period	528,459	38,679	46,455	31,504
Cash, cash equivalents, and restricted cash, end of period	$120,502	$46,455	$120,502	$46,455

Cash and cash equivalents at end of period	$120,232	$46,181	$120,232	$46,181
Restricted cash included within prepaid expenses and other current assets at end of period	20	—	20	—
Restricted cash included within other assets at end of period	250	274	250	274
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$120,502	$46,455	$120,502	$46,455

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Non-GAAP Gross Profit
Gross profit	$65,137	$48,431	$230,001	$176,914
Amortization of developed technology	175	1,719	4,797	6,863
Stock-based compensation	1,336	876	4,814	3,265
Total Non-GAAP Gross Profit	$66,648	$51,026	$239,612	$187,042
Gross margin	81.2%	77.7%	79.6%	77.7%
Non-GAAP gross margin	83.0%	81.9%	82.9%	82.1%

Non-GAAP Operating Income:
Loss from operations	$(4,737)	$(8,424)	$(27,899)	$(29,836)
Amortization of intangible assets	1,543	3,083	10,265	13,023
Stock-based compensation	9,447	6,188	34,052	20,895
Change in fair value of contingent consideration	(267)	163	46	450
Legal settlement gains	—	—	(380)	—
Shelf offering costs	—	—	212	401
Total non-GAAP operating income	$5,986	$1,010	$16,296	$4,933

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc.	$(9,186)	$(8,143)	$(32,535)	$(28,714)
Provision for (benefit from) income taxes	55	(213)	90	(540)
Amortization of intangible assets	1,543	3,083	10,265	13,023
Stock-based compensation	9,447	6,188	34,052	20,895
Amortization of debt discount and issuance costs	5,487	—	8,410	—
Change in fair value of contingent consideration	(267)	163	46	450
Legal settlement gains	—	—	(380)	—
Shelf offering costs	—	—	212	401
Adjustment to redeemable non-controlling interest	940	—	1,833	—
Total non-GAAP net income attributable to BlackLine, Inc.	$8,019	$1,078	$21,993	$5,515
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.14	$0.02	$0.40	$0.10
Shares used to calculate basic non-GAAP net income per share	55,781	54,659	55,320	53,912
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.14	$0.02	$0.37	$0.10
Shares used to calculate diluted non-GAAP net income per share	59,153	57,840	58,739	57,423

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$43,949	$35,722	$158,837	$128,808
Amortization of intangible assets	(968)	(965)	(3,872)	(3,887)
Stock-based compensation	(4,315)	(2,747)	(15,389)	(8,674)
Total non-GAAP sales and marketing expense	$38,666	$32,010	$139,576	$116,247

Non-GAAP Research and Development Expense:
Research and development expense	$10,312	$8,753	$43,006	$30,754
Stock-based compensation	(1,098)	(815)	(4,729)	(2,570)
Total non-GAAP research and development expense	$9,214	$7,938	$38,277	$28,184

Non-GAAP General and Administrative Expense:
General and administrative expense	$15,613	$12,380	$56,057	$47,188
Amortization of intangible assets	(400)	(399)	(1,596)	(2,273)
Stock-based compensation	(2,698)	(1,750)	(9,120)	(6,386)
Change in fair value of contingent consideration	267	(163)	(46)	(450)
Legal settlement gains	—	—	380	—
Shelf offering costs	—	—	(212)	(401)
Total non-GAAP general and administrative expense	$12,782	$10,068	$45,463	$37,678

Total Non-GAAP Operating Expenses	$60,662	$50,016	$223,316	$182,109

Free Cash Flow
Net cash provided by operating activities	$8,224	$4,823	$29,724	$16,140
Capitalized software development costs	(1,309)	(1,035)	(5,060)	(5,675)
Purchases of property and equipment	(1,171)	(1,696)	(4,632)	(6,284)
Financed purchases of property and equipment	(113)	—	(427)	—
Free cash flow	$5,631	$2,092	$19,605	$4,181